EXHIBIT 99.1

                                                        NEWS RELEASE


Contact:  Paul S. Feeley                                For Release: Immediately
          Senior Vice President, Treasurer &
             Chief Financial Officer
          (617) 628-4000


                         CENTRAL BANCORP, INC. DECLARES
                          ITS REGULAR QUARTERLY COMMON
                               STOCK CASH DIVIDEND

         SOMERVILLE, MASSACHUSETTS, January 15, 2009 - Central Bancorp, Inc. (NASDAQ Global MarketSM:CEBK) announced that its Board of Directors declared its regular quarterly cash common stock dividend of eighteen ($0.18) cents per share, payable on February 20, 2009 to common stockholders of record as of February 6, 2009.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a standalone 24-hour automated teller machine in Somerville.




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